News Release

Contact:
Angie Yang
SVP, Investor Relations
213-251-2219
angie.yang@BBCNbank.com

BBCN BANCORP REPORTS FINANCIAL RESULTS FOR 2016 FIRST QUARTER

Q1 2016 Summary:

▪	Net income totals $23.6 million, or $0.30 per diluted common share

▪	New loan originations amount to $333.5 million

▪	Loans receivable increase 2% to $6.37 billion, or 12% year-over-year

▪	Total deposits increase 2% to $6.47 billion, or 11% year-over-year

▪	Total assets increase 2% to $8.07 billion, or 11% year-over-year

LOS ANGELES - April 18, 2016 - BBCN Bancorp, Inc. (the “Company”) (NASDAQ: BBCN), the holding company of BBCN Bank (the “Bank”), today reported net income of $23.6 million, or $0.30 per diluted common share, for the three months ended March 31, 2016. This compares with net income of $22.9 million, or $0.29 per diluted common share, for the preceding 2015 fourth quarter and $21.4 million, or $0.27 per diluted common share, for the year-ago first quarter.

“BBCN’s 2016 first quarter results reflect another quarter of solid operational performance,” said Kevin S. Kim, Chairman and Chief Executive Officer of BBCN Bancorp, Inc. “While new loan originations are down from the seasonally higher and record fourth quarter, we are pleased with the improved mix of new loans with increased contributions of commercial and consumer loans. We are also seeing stability in the average yield on new loans, which was up 5 basis points linked quarter, and our core net interest margin is holding relatively steady, increasing 1 basis point over the preceding fourth quarter. Notwithstanding lower gains on sales of SBA loans in the first quarter and merger-related expenses, we continued to demonstrate the stability and strength of our earnings platform with net income increasing to $23.6 million for the three months ended March 31, 2016.

“Considering BBCN’s consistent financial performance, our ongoing progress in becoming a more diversified financial institution and the pending combination with the second strongest commercial lender in our space, we remain optimistic about the prospects of our organization and believe we are well positioned to deliver improved value to our customers, employees and shareholders,” said Kim.

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Financial Highlights

(dollars in thousands, except per share data)	At or for the Three Months Ended
	3/31/2016	12/31/2015	3/31/2015
Net income	$23,623	$22,869	$21,358
Diluted earnings per share	$0.30	$0.29	$0.27
Net interest income before provision for loan losses	$71,607	$71,768	$65,123
Net interest margin	3.84%	3.88%	3.87%
Noninterest income	$8,775	$10,977	$11,048
Noninterest expense	$40,049	$38,938	$39,077
Net loans receivable	$6,295,079	$6,171,933	$5,641,045
Deposits	$6,467,411	$6,340,976	$5,803,254
Nonaccrual loans (1)	$43,548	$40,801	$38,755
ALLL to loans receivable	1.21%	1.22%	1.22%
ALLL to nonaccrual loans (1)	176.49%	187.27%	179.57%
ALLL to nonperforming assets (1) (2)	66.17%	69.34%	59.86%
Provision for loan losses	$500	$4,900	$1,500
Net charge offs (recoveries)	$52	$(398)	$(336)
ROA	1.20%	1.19%	1.19%
ROE	9.99%	9.76%	9.60%
Efficiency ratio	49.82%	47.06%	51.30%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $15.4 million, $18.7 million and $26.0 million at March 31, 2016, December 31, 2015, and March 31, 2015, respectively.
(2) Nonperforming assets exclude acquired credit impaired loans totaling $13.1 million, $12.2 million and $24.1 million at March 31, 2016, December 31, 2015, and March 31, 2015, respectively.

Operating Results for the 2016 First Quarter

The comparability of BBCN’s operating results with past performance is impacted by acquisition accounting adjustments related to past acquisitions. The Company provides the following supplemental information to facilitate a better understanding of financial performance. Net interest income for the three months ended March 31, 2016, December 31, 2015, and March 31, 2015 include the following pre-tax acquisition accounting adjustments related to past acquisitions:

(dollars in thousands)	Three Months Ended
	3/31/2016	12/31/2015	3/31/2015
Accretion of discount on acquired performing loans	$1,966	$2,648	$2,183
Accretion of discount on acquired credit impaired loans	1,965	2,206	1,555
Amortization of premium on acquired FHLB borrowings	97	97	94
Accretion of discount on acquired subordinated debt	(44)	(44)	(41)
Amortization of premium on acquired time deposits	24	28	75
Total	$4,008	$4,935	$3,866

Net Interest Income and Net Interest Margin. Net interest income before provision for loan losses for the 2016 first quarter totaled $71.6 million, down slightly from $71.8 million in the preceding 2015 fourth quarter, reflecting a 15% reduction in acquisition accounting adjustments versus the preceding 2015 fourth quarter and a 2 basis point decline in yields on interest earning assets, which more than offset the higher interest income earned on the Company’s steadily growing base of loans receivable. Compared with the prior-year period, net interest income before provision for loan losses rose 10% over $65.1 million in the 2015 first quarter, benefiting from a 12%

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increase in average loans receivable and a 35% increase in securities available for sale.

The net interest margin (net interest income divided by average interest earning assets) and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	3/31/2016	12/31/2015	change	3/31/2015	change
Net interest margin, excluding the effect of acquisition accounting adjustments	3.60%	3.59%	0.01%	3.61%	(0.01)%
Acquisition accounting adjustments	0.24	0.29	(0.05)	0.26	(0.02)
Net interest margin	3.84%	3.88%	(0.04)%	3.87%	(0.03)%

The net interest margin for the 2016 first quarter was 3.84%, down 4 basis points from the preceding fourth quarter and down 3 basis points from the year-ago first quarter. On a core basis, excluding the effect of acquisition accounting adjustments, the net interest margin for the 2016 first quarter was relatively stable, up 1 basis point from the preceding fourth quarter and down 1 basis point from the year-ago first quarter.

The weighted average yield on loans and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	3/31/2016	12/31/2015	change	3/31/2015	change
Weighted average yield on loans, excluding the effect of acquisition accounting adjustments	4.66%	4.64%	0.02%	4.71%	(0.05)%
Acquisition accounting adjustments	0.29	0.35	(0.06)	0.32	(0.05)
Weighted average yield on loans	4.95%	4.99%	(0.04)%	5.03%	(0.10)%

The weighted average yield on loans for the 2016 first quarter declined 4 basis points from the preceding 2015 fourth quarter, but increased 2 basis points when excluding the effect of acquisition accounting adjustments. Compared with the prior-year period, the weighted average yield on loans decreased 10 basis points, or 5 basis points on a core basis excluding the effect of acquisition accounting adjustments.

The weighted average yield on new loans originated during the 2016 first quarter was 4.29%, up 5 basis points from 4.24% in the preceding fourth quarter and up 22 basis points from 4.07% in the year-ago first quarter.

The weighted average cost of deposits for the 2016 first quarter increased 3 basis points from the preceding fourth quarter and 8 basis points from the year-ago first quarter. The Company noted that there was virtually no impact on the weighted average cost of deposits noted above from the effect of premium amortization on time deposits assumed in acquisitions.

Noninterest Income. Noninterest income for the 2016 first quarter totaled $8.8 million, down from $11.0 million in both the preceding 2015 fourth quarter and 2015 first quarter. Aside from the normal range of fluctuations in service fees on deposit accounts and other income and fees, the Company posted lower-than-recent levels of gains on sales of SBA loans of $1.8 million in the 2016 quarter, versus $3.1 million and $3.0 million in the 2015 fourth and first quarters, respectively. Additional details relating to quarterly sales of SBA loans is provided in the balance sheet summary discussion below.

Noninterest Expense. The Company continued to manage its operations efficiently notwithstanding the additional merger related expenses associated with its pending combination with Wilshire Bancorp, Inc. Total noninterest expense for the 2016 first quarter, 2015 fourth quarter and 2015 first quarter totaled $40.0 million, $38.9 million and $39.1 million, respectively, including merger related expenses of $1.2 million, $1.4 million and $52,000. Salaries and employee benefits expense totaled $21.6 million for the 2016 first quarter, compared with $21.3 million for the preceding fourth quarter and $21.2 million for the year-ago first quarter. The total number of FTEs as

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of March 31, 2016 was 945, compared with 938 as of December 31, 2015 and 933 as of March 31, 2015.

Income Tax Provision. The effective tax rate for the 2016 first quarter was 40.7%, compared with 41.2% for the preceding 2015 fourth quarter and 40.0% for the 2015 first quarter.

Balance Sheet Summary

Loans receivable totaled $6.37 billion at March 31, 2016, reflecting a 2% increase over $6.25 billion at December 31, 2015, and a 12% increase over $5.71 billion at March 31, 2015.

Total new loan originations during the 2016 first quarter amounted to $333.5 million, including SBA loan originations of $54.3 million. Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans, which amounted to $37.6 million for the first quarter of 2016, compared with $39.4 million for the preceding 2015 fourth quarter and $42.9 million for the 2015 first quarter. During the 2016 first quarter, the Company sold $23.8 million of its SBA loans held for sale, compared with $41.9 million in the preceding fourth quarter and $32.5 million in the year-ago first quarter.

Aggregate pay offs and pay downs for the 2016 first quarter amounted to $201.9 million, compared with $263.0 million for the preceding 2015 fourth quarter and $166.3 million for the year-ago first quarter.

Total deposits increased to $6.47 billion at March 31, 2016, up 2% from $6.34 billion at December 31, 2015, reflecting increased balances in time deposits. Noninterest bearing deposits at the close of the 2016 first quarter accounted for 26% of total deposits. Compared with the year-ago first quarter, total deposits increased 11% from $5.80 million at March 31, 2015, reflecting increased balances in all deposit categories, except savings deposits.

Credit Quality

The provision for loan losses for the 2016 first quarter was $500,000, compared with $4.9 million for the preceding 2015 fourth quarter and $1.5 million for the prior-year first quarter.

For a more detailed understanding of the changes in the Allowance for Loan and Lease Losses (“ALLL”), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as “Legacy Loans”) and loans acquired through the Center Financial, Pacific International and Foster transactions (referred to as “Acquired Loans”). The Acquired Loans are further segregated between performing and credit impaired loans.

The composition of the ALLL as of March 31, 2016, December 31, 2015, and March 31, 2015 is as follows:

(dollars in thousands)	3/31/2016	12/31/2015	3/31/2015
Legacy Loans (1)	$64,016	$63,309	$55,397
Acquired Loans - Performing (2)	963	1,117	1,550
Acquired Loans - Credit Impaired (2)	11,877	11,982	12,647
Total ALLL	$76,856	$76,408	$69,594

Loans Receivable	$6,371,935	$6,248,341	$5,710,639
ALLL coverage ratio	1.21%	1.22%	1.22%

(1)	Legacy Loans include loans originated by the Bank’s predecessor bank, loans originated by BBCN and loans that were acquired and that have been refinanced as new loans.

(2)	Acquired Loans were marked to fair value at acquisition date, and the allowance for loan losses reflect provisions for credit deterioration since the acquisition date.

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Following are the components of criticized loan balances as of March 31, 2016, December 31, 2015, and March 31, 2015:

(dollars in thousands)	3/31/2016	12/31/2015	3/31/2015
Special Mention (1)	$104,042	$104,186	$112,298
Classified (1)	203,398	203,576	209,992
Criticized	$307,440	$307,762	$322,290

(1)	Balances include Acquired Loans which were marked to fair value on the date of acquisition.

The Company defines nonperforming loans to include delinquent loans past due 90 days or more on nonaccrual status, delinquent loans past due 90 days or more on accrual status (excluding acquired credit impaired loans) and accruing restructured loans. Nonaccrual loans at March 31, 2016 totaled $43.5 million, or 0.68% of loans receivable. This compares with nonaccrual loans of $40.8 million, or 0.65% of loans receivable, at December 31, 2015 and $38.8 million, or 0.68% of loans receivable, at March 31, 2015. Accruing restructured loans amounted to $52.8 million at March 31, 2016, $48.0 million at December 31, 2015 and $57.9 million at March 31, 2015. Total nonperforming loans at March 31, 2016 amounted to $96.4 million, or 1.51% of loans receivable, compared with $89.2 million, or 1.43% of loans receivable, at December 31, 2015 and $96.7 million, or 1.69% of loans receivable, at March 31, 2015.

Nonperforming assets, including nonperforming loans and other real estate owned, amounted to $116.1 million at March 31, 2016, or 1.44% of total assets, compared with $110.2 million, or 1.39% of total assets, at December 31, 2015, and $116.3 million, or 1.60% of total assets, at March 31, 2015.

For the 2016 first quarter, the Company recorded net charge offs of $52,000, or 0.00% of average loans receivable on an annualized basis. This compares with net recoveries of $398,000 for the 2015 fourth quarter, or 0.03% of average loans receivable on an annualized basis, and net recoveries of $336,000, or 0.02% of average loans receivable on an annualized basis, for the year-ago first quarter.

The allowance for loan losses at March 31, 2016 was $76.9 million, or 1.21% of loans receivable (excluding loans held for sale), compared with $76.4 million, or 1.22%, at December 31, 2015 and $69.6 million, or 1.22%, at March 31, 2015. The coverage ratio of the allowance for loan losses to nonperforming loans (excluding acquired credit impaired loans) was 79.77% at March 31, 2016, versus 85.70% at December 31, 2015 and 72.00% at March 31, 2015.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms) totaled $140.4 million at March 31, 2016, compared with $138.1 million at December 31, 2015 and $122.7 million at March 31, 2015.

Capital

At March 31, 2016, the Company continued to exceed all regulatory capital requirements to be classified as a “well-capitalized” institution, as summarized in the following table.

	3/31/2016	12/31/2015	3/31/2015
Common Equity Tier 1 Capital	11.95%	12.08%	12.73%
Leverage Ratio	11.44%	11.53%	11.76%
Tier 1 Risk-based Ratio	12.53%	12.67%	13.39%
Total Risk-based Ratio	13.63%	13.80%	14.53%

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Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

	3/31/2016	12/31/2015	3/31/2015
Tangible common equity per share (1)	$10.73	$10.43	$9.93
Tangible common equity to tangible assets (1)	10.73%	10.63%	11.03%

(1)
Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and net other intangible assets divided by total assets less goodwill and net other intangible assets. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. The accompanying financial information includes a reconciliation of the ratio of tangible common equity to tangible assets with stockholders’ equity and total assets.

Investor Conference Call

The Company will host an investor conference call on Tuesday, April 19, 2016 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the 2016 first quarter. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international), and asking for the “BBCN Bancorp Call.” Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of BBCN Bancorp’s website at www.BBCNbank.com. After the live webcast, a replay will remain available in the Investor Relations section of BBCN Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) through April 26, 2016, passcode 10083449.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $8.1 billion in assets as of March 31, 2016. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 50 branches in California, New York, New Jersey, Illinois, Washington and Virginia; eight loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California, Annandale, Virginia, Portland, Oregon and Fremont, California; and a representative office in Seoul, Korea. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Additional Information and Where to Find It

In connection with the proposed merger, BBCN Bancorp, Inc. has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a preliminary joint proxy statement/prospectus of BBCN Bancorp, Inc. and Wilshire Bancorp, Inc., as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the registration statement, the preliminary joint proxy statement/prospectus regarding the merger, the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the preliminary joint proxy statement/prospectus, as well as other filings containing information about BBCN Bancorp and Wilshire Bancorp at the SEC’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, from BBCN at www.BBCNbank.com in the “Investor Relations” section under the “About” tab, or from Wilshire Bancorp at www.wilshirebank.com in the “Investor Relations” section under the “About Wilshire Bank” tab.

Participants in Solicitation

BBCN Bancorp, Wilshire Bancorp and their respective directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning BBCN Bancorp’s participants is set forth in the proxy statement, dated May 1, 2015, and supplemental proxy materials, dated May 20, 2015, for BBCN Bancorp’s 2015 annual meeting of stockholders, as filed with the SEC on

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Schedules 14A. Information concerning Wilshire Bancorp’s participants is set forth in the proxy statement, dated April 9, 2015, for Wilshire Bancorp’s 2015 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of BBCN Bancorp and Wilshire Bancorp in the solicitation of proxies in respect of the merger are included in the registration statement and preliminary joint proxy statement/prospectus filed with the SEC.

Forward-Looking Statements

This press release may contain forward-looking statements, including statements about future operations and projected financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

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BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

Assets	3/31/2016	12/31/2015	% change	3/31/2015	% change
Cash and due from banks*	$236,101	$298,389	(21)%	$429,871	(45)%
Securities available for sale, at fair value	1,087,897	1,010,556	8%	808,372	35%
Federal Home Loan Bank, Federal Reserve Bank stock and other investments*	68,329	66,859	2%	32,673	109%
Loans held for sale, at the lower of cost or fair value	13,843	8,273	67%	26,432	(48)%
Loans receivable	6,371,935	6,248,341	2%	5,710,639	12%
Allowance for loan losses	(76,856)	(76,408)	(1)%	(69,594)	(10)%
Net loans receivable	6,295,079	6,171,933	2%	5,641,045	12%
Accrued interest receivable	15,660	15,195	3%	13,904	13%
Premises and equipment, net	35,134	34,575	2%	30,074	17%
Bank owned life insurance	47,292	47,018	1%	46,196	2%
Goodwill	105,401	105,401	—%	105,401	—%
Servicing assets	11,856	12,000	(1)%	10,529	13%
Other intangible assets, net	2,607	2,820	(8)%	3,620	(28)%
Other assets	149,106	139,629	7%	119,788	24%
Total assets	$8,068,305	$7,912,648	2%	$7,267,905	11%

Liabilities
Deposits	$6,467,411	$6,340,976	2%	$5,803,254	11%
Borrowings from Federal Home Loan Bank	530,495	530,591	—%	480,881	10%
Subordinated debentures	42,371	42,327	—%	42,199	—%
Accrued interest payable	6,746	6,007	12%	6,477	4%
Other liabilities	59,300	54,652	9%	35,896	65%
Total liabilities	7,106,323	6,974,553	2%	6,368,707	12%

Stockholders’ Equity
Common stock, $0.001 par value; authorized, 150,000,000 shares at March 31, 2016, December 31, 2015, and March 31, 2015; issued and outstanding, 79,597,106, 79,566,356, and 79,542,321 shares at March 31, 2016, December 31, 2015, and March 31, 2015, respectively	80	80	—%	79	1%
Capital surplus	541,625	541,596	—%	541,824	—%
Retained earnings	413,122	398,251	4%	352,807	17%
Accumulated other comprehensive income (loss), net	7,155	(1,832)	491%	4,488	59%
Total stockholders’ equity	961,982	938,095	3%	899,198	7%
Total liabilities and stockholders’ equity	$8,068,305	$7,912,648	2%	$7,267,905	11%

Table Page 1

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended
	3/31/2016	12/31/2015	% change	3/31/2015	% change
Interest income:
Interest and fees on loans	$77,118	$76,807	—%	$69,639	11%
Interest on securities	5,677	5,544	2%	4,207	35%
Interest on federal funds sold and other investments	666	622	7%	708	(6)%
Total interest income	83,461	82,973	1%	74,554	12%

Interest expense:
Interest on deposits	9,907	9,297	7%	7,754	28%
Interest on other borrowings	1,947	1,908	2%	1,677	16%
Total interest expense	11,854	11,205	6%	9,431	26%

Net interest income before provision for loan losses	71,607	71,768	—%	65,123	10%
Provision for loan losses	500	4,900	(90)%	1,500	(67)%
Net interest income after provision for loan losses	71,107	66,868	6%	63,623	12%

Noninterest income:
Service fees on deposit accounts	2,683	2,944	(9)%	3,062	(12)%
Net gains on sales of SBA loans	1,825	3,112	(41)%	3,044	(40)%
Net gains on sales of other loans	—	17	(100)%	182	(100)%
Net gains on sales of securities available for sale	—	—	—%	424	(100)%
Other income and fees	4,267	4,904	(13)%	4,336	(2)%
Total noninterest income	8,775	10,977	(20)%	11,048	(21)%

Noninterest expense:
Salaries and employee benefits	21,569	21,329	1%	21,181	2%
Occupancy	4,817	4,949	(3)%	4,692	3%
Furniture and equipment	2,287	2,330	(2)%	2,263	1%
Advertising and marketing	1,136	906	25%	1,391	(18)%
Data processing and communications	2,171	2,175	—%	2,349	(8)%
Professional fees	1,083	1,618	(33)%	1,424	(24)%
FDIC assessment	1,038	1,040	—%	1,112	(7)%
Credit related expenses	421	324	30%	855	(51)%
OREO (income) expense	1,428	(154)	1,027%	1,177	21%
Merger related expenses	1,207	1,438	(16)%	52	2,221%
Other	2,892	2,983	(3)%	2,581	12%
Total noninterest expense	40,049	38,938	3%	39,077	2%
Income before income taxes	39,833	38,907	2%	35,594	12%
Income tax provision	16,210	16,038	1%	14,236	14%
Net income	$23,623	$22,869	3%	$21,358	11%

Earnings Per Common Share:
Basic	$0.30	$0.29		$0.27
Diluted	$0.30	$0.29		$0.27

Average Shares Outstanding:
Basic	79,583,188	79,556,859		79,526,218
Diluted	79,609,317	79,601,452		79,602,122

Table Page 2

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	At or for the Three Months Ended (Annualized)
Profitability measures:	3/31/2016	12/31/2015	3/31/2015
ROA	1.20%	1.19%	1.19%
ROE	9.99%	9.76%	9.60%
Return on average tangible equity [1]	11.28%	11.03%	10.94%
Net interest margin	3.84%	3.88%	3.87%
Efficiency ratio	49.82%	47.06%	51.30%

[1] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangible assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

Table Page 3

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended			Three Months Ended
	3/31/2016			12/31/2015			3/31/2015
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$6,269,428	$77,118	4.95%	$6,102,693	$76,807	4.99%	$5,617,929	$69,639	5.03%
Securities available for sale	1,016,865	5,677	2.23%	1,010,247	5,544	2.20%	778,305	4,207	2.16%
FRB and FHLB stock and other investments	217,048	666	1.21%	225,529	622	1.08%	414,973	708	0.68%
Total interest earning assets	$7,503,341	$83,461	4.47%	$7,338,469	$82,973	4.49%	$6,811,207	$74,554	4.44%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$1,968,637	$4,004	0.82%	$1,855,772	$3,651	0.78%	$1,625,641	$2,765	0.68%
Savings	186,462	366	0.79%	189,271	410	0.86%	195,063	425	0.88%
Time deposits:
$100,000 or more	1,806,609	4,057	0.90%	1,752,429	3,764	0.85%	1,713,331	3,377	0.80%
Other	699,431	1,481	0.85%	704,040	1,472	0.83%	626,197	1,187	0.77%
Total time deposits	2,506,040	5,537	0.89%	2,456,469	5,236	0.85%	2,339,528	4,564	0.79%
Total interest bearing deposits	4,661,139	9,907	0.85%	4,501,512	9,297	0.82%	4,160,232	7,754	0.76%
FHLB advances	532,206	1,523	1.15%	515,981	1,507	1.16%	480,942	1,297	1.09%
Other borrowings	40,813	424	4.11%	40,764	401	3.85%	40,624	380	3.74%
Total interest bearing liabilities	5,234,158	$11,854	0.91%	5,058,257	$11,205	0.88%	4,681,798	$9,431	0.82%
Noninterest bearing demand deposits	1,629,565			1,645,237			1,543,144
Total funding liabilities/cost of funds	$6,863,723		0.69%	$6,703,494		0.66%	$6,224,942		0.61%
Net interest income/net interest spread		$71,607	3.56%		$71,768	3.61%		$65,123	3.62%
Net interest margin			3.84%			3.88%			3.87%
Net interest margin, excluding effect of nonaccrual loan income (expense)			3.84%			3.88%			3.88%
Net interest margin, excluding effect of nonaccrual loan income (expense) and prepayment fee income			3.81%			3.83%			3.85%
Nonaccrual loan income (reversed) recognized		$(123)			$71			$(24)
Prepayment fee income received		631			902			510
Net		$508			$973			$486

Cost of deposits:
Noninterest bearing demand deposits	$1,629,565	$—		$1,645,237	$—		$1,543,144	$—
Interest bearing deposits	4,661,139	9,907	0.85%	4,501,512	9,297	0.82%	4,160,232	7,754	0.76%
Total deposits	$6,290,704	$9,907	0.63%	$6,146,749	$9,297	0.60%	$5,703,376	$7,754	0.55%

Table Page 4

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended
AVERAGE BALANCES	3/31/2016	12/31/2015	% change	3/31/2015	% change
Loans receivable, including loans held for sale	$6,269,428	$6,102,693	3%	$5,617,929	12%
Investments	1,233,913	1,235,776	—%	1,193,278	3%
Interest earning assets	7,503,341	7,338,469	2%	6,811,207	10%
Total assets	7,875,990	7,700,716	2%	7,161,811	10%

Interest bearing deposits	4,661,139	4,501,512	4%	4,160,232	12%
Interest bearing liabilities	5,234,158	5,058,257	3%	4,681,798	12%
Noninterest bearing demand deposits	1,629,565	1,645,237	(1)%	1,543,144	6%
Stockholders’ equity	945,634	937,664	1%	890,206	6%
Net interest earning assets	2,269,183	2,280,212	—%	2,129,409	7%

LOAN PORTFOLIO COMPOSITION:	3/31/2016	12/31/2015	% change	3/31/2015	% change
Commercial loans	$1,118,420	$1,079,316	4%	$1,072,261	4%
Real estate loans	5,132,517	5,069,482	1%	4,554,128	13%
Consumer and other loans	124,064	102,573	21%	87,558	42%
Loans outstanding	6,375,001	6,251,371	2%	5,713,947	12%
Unamortized deferred loan fees - net of costs	(3,066)	(3,030)	(1)%	(3,308)	7%
Loans, net of deferred loan fees and costs	6,371,935	6,248,341	2%	5,710,639	12%
Allowance for loan losses	(76,856)	(76,408)	(1)%	(69,594)	(10)%
Loan receivable, net	$6,295,079	$6,171,933	2%	$5,641,045	12%

REAL ESTATE LOANS BY PROPERTY TYPE:	3/31/2016	12/31/2015	% change	3/31/2015	% change
Retail buildings	$1,339,676	$1,326,516	1%	$1,215,120	10%
Hotels/motels	1,079,649	1,061,111	2%	907,106	19%
Gas stations/car washes	689,883	667,496	3%	624,644	10%
Mixed-use facilities	381,955	369,425	3%	346,865	10%
Warehouses	530,353	529,255	—%	486,656	9%
Multifamily	251,780	245,532	3%	205,383	23%
Other	859,221	870,147	(1)%	768,354	12%
Total	$5,132,517	$5,069,482	1%	$4,554,128	13%

DEPOSIT COMPOSITION	3/31/2016	12/31/2015	% change	3/31/2015	% change
Noninterest bearing demand deposits	$1,695,039	$1,694,427	—%	$1,616,935	5%
Money market and other	1,951,561	1,983,250	(2)%	1,592,151	23%
Saving deposits	181,779	187,498	(3)%	193,839	(6)%
Time deposits of $100,000 or more	1,885,842	1,772,984	6%	1,774,109	6%
Other time deposits	753,189	702,817	7%	626,220	20%
Total deposit balances	$6,467,410	$6,340,976	2%	$5,803,254	11%

DEPOSIT COMPOSITION (%)	3/31/2016	12/31/2015		3/31/2015
Noninterest bearing demand deposits	26.2%	26.7%		27.9%
Money market and other	30.2%	31.3%		27.4%
Saving deposits	2.8%	3.0%		3.3%
Time deposits of $100,000 or more	29.2%	28.0%		30.6%
Other time deposits	11.6%	11.0%		10.8%
Total deposit balances	100.0%	100.0%		100.0%

Table Page 5

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

CAPITAL RATIOS	3/31/2016	12/31/2015	3/31/2015
Total stockholders’ equity	$961,982	$938,095	$899,198
Common Equity Tier 1 ratio	11.95%	12.08%	12.73%
Tier 1 risk-based capital ratio	12.53%	12.67%	13.39%
Total risk-based capital ratio	13.63%	13.80%	14.53%
Tier 1 leverage ratio	11.44%	11.53%	11.76%
Total risk weighted assets	$7,098,332	$6,905,154	$6,194,595
Book value per common share	$12.09	$11.79	$11.30
Tangible common equity to tangible assets [2]	10.73%	10.63%	11.03%
Tangible common equity per share [2]	$10.73	$10.43	$9.93

[2] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:
	3/31/2016	12/31/2015	3/31/2015
Total stockholders’ equity	$961,982	$938,095	$899,198
Less: Common stock warrant	—	—	(378)
Goodwill and core deposit intangible assets, net	(108,008)	(108,221)	(109,021)
Tangible common equity	$853,974	$829,874	$789,799

Total assets	$8,068,305	$7,912,648	$7,267,905
Less: Goodwill and core deposit intangible assets, net	(108,008)	(108,221)	(109,021)
Tangible assets	$7,960,297	$7,804,427	$7,158,884

Common shares outstanding	79,597,106	79,566,356	79,542,321

Tangible common equity to tangible assets	10.73%	10.63%	11.03%
Tangible common equity per share	$10.73	$10.43	$9.93

	Three Months Ended
ALLOWANCE FOR LOAN LOSSES:	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Balance at beginning of period	$76,408	$71,110	$70,118	$69,594	$67,758
Provision for loan losses	500	4,900	600	1,000	1,500
Recoveries	769	955	2,171	975	1,461
Charge offs	(821)	(557)	(1,779)	(1,451)	(1,125)
Balance at end of period	$76,856	$76,408	$71,110	$70,118	$69,594
Net charge offs/average gross loans (annualized)	—%	(0.03)%	(0.03)%	0.03%	(0.02)%

	Three Months Ended
NET CHARGED OFF LOANS BY TYPE	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Real estate loans	$(390)	$(254)	$(505)	$13	$(460)
Commercial loans	379	(127)	(25)	560	111
Consumer loans	63	(17)	138	(97)	13
Charge offs excluding Acquired Credit Impaired Loans	52	(398)	(392)	476	(336)
Charge offs on Acquired Credit Impaired Loans	—	—	—	—	—
Total net charge offs	$52	$(398)	$(392)	$476	$(336)

Table Page 6

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

NONPERFORMING ASSETS	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Delinquent loans on nonaccrual status [3]	$43,548	$40,801	$32,446	$39,681	$38,755
Delinquent loans 90 days or more on accrual status [4]	45	375	—	333	—
Accruing restructured loans	52,760	47,984	54,274	57,393	57,905
Total nonperforming loans	96,353	89,160	86,720	97,407	96,660
Other real estate owned	19,794	21,035	21,350	20,187	19,606
Total nonperforming assets	$116,147	$110,195	$108,070	$117,594	$116,266
Nonperforming assets/total assets	1.44%	1.39%	1.43%	1.60%	1.60%
Nonperforming assets/loans receivable & OREO	1.82%	1.76%	1.80%	2.01%	2.03%
Nonperforming assets/total capital	12.07%	11.75%	11.63%	12.94%	12.93%
Nonperforming loans/loans receivable	1.51%	1.43%	1.45%	1.67%	1.69%
Nonaccrual loans/loans receivable	0.68%	0.65%	0.54%	0.68%	0.68%
Allowance for loan losses/loans receivable	1.21%	1.22%	1.19%	1.21%	1.22%
Allowance for loan losses/nonaccrual loans	176.49%	187.27%	219.16%	176.70%	179.57%
Allowance for loan losses/nonperforming loans	79.77%	85.70%	82.00%	71.98%	72.00%
Allowance for loan losses/nonperforming assets	66.17%	69.34%	65.80%	59.63%	59.86%

[3]    Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $15.4 million, $18.7 million, $19.9 million, $22.6 million, and $26.0 million at March 31, 2016, December 31, 2015, September, 30, 2015, June 30, 2015, and March 31, 2015, respectively.

[4]    Excludes Acquired Credit Impaired Loans totaling $13.1 million, $12.2 million, $18.5 million, $23.0 million, and $24.1 million, at March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015, and March 31, 2015, respectively.

BREAKDOWN OF ACCRUING RESTRUCTURED LOANS BY TYPE:	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Retail buildings	$4,598	$5,593	$5,631	$5,705	$5,956
Hotels/motels	1,336	1,342	7,632	8,012	8,095
Gas stations/car washes	840	845	—	—	—
Mixed-use facilities	1,117	1,124	775	844	784
Warehouses	5,575	5,635	5,698	5,759	6,180
Multifamily	—	—	—	—	—
Other [5]	39,294	33,445	34,538	37,073	36,890
Total	$52,760	$47,984	$54,274	$57,393	$57,905

[5] Includes commercial business and other loans

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Legacy
30 - 59 days	$4,488	$3,104	$4,380	$3,457	$4,901
60 - 89 days	1,510	1,678	2,874	1,546	1,565
Total delinquent loans less than 90 days past due - legacy	$5,998	$4,782	$7,254	$5,003	$6,466

Acquired
30 - 59 days	$1,456	$3,170	$2,382	$1,553	$1,294
60 - 89 days	47	39	147	629	66
Total delinquent loans less than 90 days past due - acquired	$1,503	$3,209	$2,529	$2,182	$1,360

Total delinquent loans less than 90 days past due	$7,501	$7,991	$9,783	$7,185	$7,826

Table Page 7

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE BY TYPE	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015

Legacy
Real estate loans	$1,624	$2,179	$2,467	$2,240	$2,127
Commercial loans	1,441	1,676	4,737	2,734	4,082
Consumer loans	2,933	927	50	29	257
Total delinquent loans less than 90 days past due - legacy	$5,998	$4,782	$7,254	$5,003	$6,466

Acquired
Real estate loans	$1,189	$2,572	$2,335	$1,843	$1,145
Commercial loans	314	349	164	333	199
Consumer loans	—	288	30	6	16
Total delinquent loans less than 90 days past due - acquired	$1,503	$3,209	$2,529	$2,182	$1,360

Total delinquent loans less than 90 days past due	$7,501	$7,991	$9,783	$7,185	$7,826

NONACCRUAL LOANS BY TYPE	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015

Real estate loans	$26,123	$24,375	$23,361	$25,922	$25,126
Commercial loans	16,842	15,600	7,995	12,031	12,591
Consumer loans	583	826	1,090	1,728	1,038
Total non-accrual loans	$43,548	$40,801	$32,446	$39,681	$38,755

CRITICIZED LOANS	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Legacy
Special mention	$87,025	$85,945	$116,267	$102,725	$90,041
Substandard	129,314	126,880	97,225	103,074	111,162
Doubtful	133	20	184	220	228
Loss	—	—	—	—	—
Total criticized loans - legacy	$216,472	$212,845	$213,676	$206,019	$201,431

Acquired
Special mention	$17,017	$18,241	$25,388	$27,070	$22,257
Substandard	71,954	74,482	79,774	90,262	96,655
Doubtful	1,997	2,194	1,537	1,833	1,947
Loss	—	—	—	—	—
Total criticized loans - acquired	$90,968	$94,917	$106,699	$119,165	$120,859

Total criticized loans	$307,440	$307,762	$320,375	$325,184	$322,290

Table Page 8